Exhibit 10.22
April 21, 2006
Mr. Al Wood
C/O Veraz Networks, Inc.
926 Rock Avenue, Suite 20
San Jose, CA 95131
Re: Amendment to Offer of Employment with Veraz Networks, Inc. dated April 13, 2005
Dear Al:
Veraz Networks, Inc. (the “Company”) is pleased to offer you the following amendment to your employment letter dated April 13, 2005 (“Employment Agreement”). Except as otherwise set forth herein, the terms and conditions of the Employment Agreement remain in full force and effect without any modification.
Commencing March 1, 2006, the annual base salary set forth in the paragraph numbered 2 of the Employment Agreement shall be $225,000.
As of March 1, 2006, the following language contained in Paragraph 7 of the Employment Agreement:
“then the Company shall provide you with a lump sum severance payment equal to six (6) months of your base salary then in effect” shall be amended to read as follows:
“then the Company shall provide you with a lump sum severance payment equal to twelve (12) months of your base salary then in effect.”
If you agree to the terms and conditions set forth herein, please sign where indicated below.
Best Regards

Veraz Networks, Inc.

/s/ Denise Pierre Denise Pierre
Vice President, Global Human Resources

Accepted and agreed:

/s/Al Wood Al Wood
Date: 4/21/06

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